Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Release

CDW Corporation Announces Further Modifications

to the Terms of the Previously Announced

Tender Offer and Consent Solicitation

VERNON HILLS, Ill. – March 29, 2011 — CDW Corporation, a leading provider of technology solutions for business, government, education and healthcare, today announced that, in connection with the previously announced cash tender offer and consent solicitation by its wholly owned subsidiaries, CDW LLC and CDW Finance Corporation (collectively, the “Issuers”), for all of the Issuers’ outstanding $890,000,000 aggregate principal amount of 11.00% Senior Exchange Notes due 2015 (the “Senior Cash Pay Notes”) and all of their outstanding $316,974,000 aggregate principal amount of 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (the “Senior PIK Election Notes,” and together with the Senior Cash Pay Notes, the “Senior Notes”), pursuant to the Issuers’ Offer to Purchase and Consent Solicitation Statement, dated as of February 22, 2011 (the “Offer to Purchase”), the Issuers are amending the terms of the tender offer and consent solicitation:

•

to convert their offer to purchase for cash any and all outstanding Senior Notes to a “fixed dollar” offer to purchase for cash only up to $665,138,000 aggregate principal amount of outstanding Senior Notes (the “Maximum Tender Amount”), subject to proration as described below;

•	to extend the expiration date of the tender offer from 8:00 a.m., New York City time, on March 31, 2011 to 8:00 a.m., New York City time, on April 12, 2011 (the “Expiration Date”);

•	to provide withdrawal rights to all holders of Senior Notes that validly tendered (and did not validly withdraw) their Senior Notes by the Consent Date (as defined in the Offer to Purchase);

•

to eliminate the ability of any holder of Senior Notes that validly tenders their Senior Notes on or prior to 5:00 p.m., New York City time, on April 5, 2011 (the “Withdrawal Right Expiration Date”), or any holder that had previously tendered and not withdrawn their Senior Notes by that date, to withdraw their tenders from the tender offer;

•

to pay all holders of Senior Notes that validly tender (and do not validly withdraw) their Senior Notes on or prior to the Expiration Date, and whose Senior Notes are accepted for purchase, $1,090 per $1,000 principal amount of Senior Notes (whether or not tendered by the Consent Date); and

•	to eliminate the consent solicitation and abandon the previously executed supplemental indenture governing the Senior Notes.

All other terms and conditions of the tender offer described in the Offer to Purchase, as amended or supplemented to date, remain unchanged.

If Senior Notes subject to the tender offer are validly tendered (and not validly withdrawn) such that the aggregate principal amount tendered by the Expiration Date exceeds the Maximum Tender Amount, only the Maximum Tender Amount will be accepted for purchase, and the Senior Notes will be purchased on a pro rata basis (with adjustments in order to avoid the purchase of Senior Notes in a principal amount other than multiples of $1,000, in the case of the Senior Cash Pay Notes, and other than multiples of $1.00, in the case of the Senior PIK Election Notes). As a result, each holder that validly tenders or has previously tendered Senior Notes may have a portion of their Senior Notes returned to them, and the amount of Senior Notes returned will depend on the level of participation of holders in the tender offer.

If proration of the Senior Notes is required, the sum of each holder’s validly tendered Senior Notes accepted for purchase will be determined by multiplying each holder’s tender by the proration factor, and rounding the product down to the nearest $1,000, in the case of the Senior Cash Pay Notes, and to the nearest $1.00, in the case of the Senior PIK Election Notes. The Issuers will determine the final proration factor as soon as practicable after the Expiration Date and announce the results of such proration by press release or other permitted means.

As of 5:00 p.m., New York City time, on March 28, 2011, tenders had been delivered with respect to $759,207,000 of the Senior Cash Pay Notes and $217,569,859 of the Senior PIK Election Notes, together representing $976,776,859, or approximately 80.93%, of the outstanding aggregate principal amount of Senior Notes.

All holders of Senior Notes that validly tender (and do not validly withdraw) their Senior Notes on or prior to the Expiration Date, and whose Senior Notes are accepted for purchase, will receive consideration equal to $1,090 per $1,000 principal amount of Senior Notes. Senior Notes tendered after the Withdrawal Right Expiration Date may not be withdrawn, except in the limited circumstances described in the Offer to Purchase.

Holders of all Senior Notes, if any, accepted for purchase by the Issuers will receive $1,090 per $1,000 principal amount of Senior Notes, plus accrued and unpaid interest up to, but not including, the date of payment, on the Final Settlement Date (as defined in the Offer to Purchase).

As a result of the elimination of the consent solicitation, the amendments contained in the supplemental indenture that was executed on March 7, 2011 will not become operative, and the indenture governing the Senior Notes will remain in effect in its present form.

The tender offer is subject to customary conditions, including, among others, that the Issuers receive net proceeds from a proposed refinancing in an amount sufficient to fund all of their obligations under the tender offer on terms and conditions acceptable to the Issuers. On March 29, 2011, CDW Escrow Corporation, a newly formed, wholly owned subsidiary of CDW Corporation (the “Escrow Issuer”), priced an offering of $725,000,000 in aggregate principal amount of 8.5% senior notes due 2019. Upon closing of the offering, which is subject to various customary conditions and is currently expected to occur on April 13, 2011, the gross proceeds of the offering will be deposited into a segregated escrow account and released to the Issuers if, as of the Expiration Date, at least $665,138,000 in aggregate principal amount of Senior Notes are validly tendered (and not validly withdrawn) in the tender offer (the “Escrow Condition”). The Escrow Issuer may waive the Escrow Condition in its sole discretion. If the Escrow Condition is satisfied or waived, upon release of the escrow, the Issuers intend to use the proceeds from the offering, together with borrowings under their revolving credit facility, to pay the consideration in the tender offer.

This announcement amends and supplements the Offer to Purchase solely as described herein. The terms and conditions of the tender offer are more fully described in the Offer to Purchase and in CDW Corporation’s press releases relating to the tender offer issued on March 4, 2011, March 7, 2011 and March 22, 2011. Holders of the Senior Notes are urged to read the Offer to Purchase, as amended and supplemented by this announcement and previous announcements, carefully.

J.P. Morgan Securities LLC is acting as the dealer manager and solicitation agent and D.F. King & Co., Inc. is the information agent and tender agent for the tender offer and consent solicitation. Requests for documents may be directed to D.F. King & Co., Inc. at (800) 290-6429 (toll-free) or (212) 269-5550 (collect). Questions regarding the tender offer or consent solicitation may be directed to J.P. Morgan Securities LLC at (800) 245-8812 (toll-free) or (212) 270-1200 (collect).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell or a solicitation of consents with respect to any securities. The tender offer is only being made pursuant to the terms of the Offer to Purchase, as amended or supplemented, including as amended hereby. The tender offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of CDW LLC, CDW Finance Corporation, the dealer manager and solicitation agent, the information agent and tender agent, the trustee or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Senior Notes in the tender offer.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, whether or not the Escrow Issuer will consummate the notes offering, the Escrow Condition will be satisfied or waived or the financing condition for the tender offer will otherwise be satisfied and whether or not the proceeds of the notes offering will be used as anticipated. Important assumptions and other important factors could cause actual results to differ materially from those expected. Except to the extent required by applicable federal securities laws, neither CDW Corporation nor any of its affiliates undertakes any obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About CDW

CDW is a leading provider of technology solutions for business, government, education and healthcare. CDW features dedicated account managers who help customers choose the right technology products and services to meet their needs. The company’s technology specialists offer expertise in designing customized solutions, while its advanced technology engineers assist customers with the implementation and long-term management of those solutions. Areas of focus include software, network communications, notebooks/mobile devices, data storage, video monitors, desktops and printers and solutions such as virtualization, collaboration, security, mobility, data center optimization and cloud computing. CDW was founded in 1984 and employs more than 6,200 coworkers.

Contact:

Collin Kebo

Vice President, Financial Planning

(847) 419-6383

investorrelations@cdw.com